EXHIBIT 99.1

TREVENEX RESOURCES, INC.

FOR IMMEDIATE RELEASE

CONTACT:

Scott Wetzel

(509) 869-6877

TREVENEX RESOURCES, INC. (“TRI”) ENTERS INTO

SHARE EXCHANGE OPTION AGREEMENT TO ACQUIRE MAJORITY INTEREST

OF DIGITALAPPS TECHNOLOGIES SDN. BHD

- Trevenex Shareholders Agree to Acquire Majority Equity Position in a

Mobile Advertising, Mobile Voice over Internet Protocol (VoIP) and Multimedia Content Production Company -

SPOKANE, WA – September 25, 2009 – TREVENEX RESOURCES, INC. (OTC Bulletin Board: TRVX.OB) is pleased to announced today that it has entered into a Share Exchange Option Agreement with Sunway Technology Development Limited. (“STD”), a private Hong Kong company. STD entered into Option Agreement with Trevenex Resources, Inc. (TRI”), whereby STD has the option to undertake a Share Exchange and Reorganization Agreement with TRI, to exchange 90,690 shares of the issued and outstanding shares of common stock of DigitalApps Technologies Sdn Bhd (“DAT”), a Malaysian Company, in exchange for TRI issuing 10,833,333 shares of restricted common stock to STD.  The 90,690 shares of DAT represent 90.69% of the issued and outstanding shares in DAT.    The 90,690 shares of the DAT stock will be registered in the name of Trevenex Acquisitions, Inc., a wholly owned Nevada subsidiary of TRI.  TRI has 1,750,000 shares of Common Stock issued and outstanding.  If the option is exercised by STD, TRI will change its name to VyseTech Global, Inc. and continue to trade on the OTC Bulletin board under a new trading symbol.

“We are taking this going public route as a means to raise additional capital which will be used to fulfill product demand and increase our sales and marketing efforts throughout the United States, China and other countries in Asia,” said Mr. Aik Fun Chong, Chief Executive Officer of DAT. “Our Company is a mobile advertising enabler and we have utilized our core skills in multimedia content design and production, information technology and mobile VoIP services to build a carrier and mobile handset neutral Ad Server by integrating our proprietary Mobile Multimedia Sharing and Mobile VoIP gateways.”

TRI anticipates that the closing of the acquisition will occur within approximately 30 business days.  The closing is subject to certain customary closing conditions.  If the acquisition is completed, the current stockholders of TRI will own 1,750,000 shares representing approximately 13.9% of the then outstanding common stock.

DAT’s Ad Server:

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bridges the missing interoperability among telecommunications companies and businesses in the mobile communication and mobile advertising industries;

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Enables mobile phone users to share the videos or photos they capture on their phones with other mobile phone users through their personal media social networks;

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Allows mobile advertisements to be coupled to the photos or videos that mobile phone users will spread virally to other phone users at minimal expense to DAT; and

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Connects brand owners directly with consumers.

Corporate Profile

DAT commenced operations as a Malaysian company in 2003 and has been profitable since 2007.  Pursuant to an Assignment Agreement executed between STD and DAT, DAT has secured all rights and interest in Sunway’s mobile VoIP patent pending technology.  Sunway’s technology enables VoIP applications such as VoIP calls, mobile advertising and mobile video sharing to be made from non-smart (entry level) mobile phones.  This is a major technology development as VoIP applications are currently possible only through smart phones, PDAs, Bluetooth or Wi-Fi enabled laptops.

“According to Borg Insight, Internet advertising in 2006 totaled $26 billion and mobile advertising in 2008 was estimated to be $5.6 billion and has been projected by the Mobile Marketing Association to grow at the annual rate of 26%,” stated Mr. Chong, CEO of DAT.  Mr. Chong further stated that “the Mobile Marketing Association projected the growth will reach $19 billion by 2011.  With more than 3.2 billion phone users worldwide, DAT’s innovative technology related to mobile advertising represents a potentially enormous market for DAT’s mobile VoIP services.   DAT would like to secure as much as possible of this expanding market.”

Commenting on the merger, Scott Wetzel, President of TRI, said, “This acquisition is expected to provide the combined companies with a public market to assist in future capital formation plans.  We look forward to growing our combined companies in the mobile VoIP and mobile advertising sectors; and allowing our shareholders to participate in a long term and rewarding opportunity.”

Challenges faced by the mobile advertising industry in the United States

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Media discovery and navigation is challenging and limited content catalogs compromise service uptake.

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Lack of service personalization and user interactive limit relevancy of mobile content experience.

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Mobile media services creation and content integration is too slow and expensive.

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Difficulty in reaching a broad number of users and being able to ensure consistent, high-quality service across devices and varying network performance.

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Uncertain service monetization that inhibits the roll-out of new and innovative offerings.

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Most importantly is the fact that over 90% of the mobile handsets in operation worldwide are technically less capable non-smart mobile phones.  These devices are largely nonaddressable because of their limited capabilities to make or receive VoIP calls within Wi-Fi, Bluetooth or WiMax environments.

DAT’s Solution to Challenges faced by the mobile advertising industry in the U.S.

DAT’s mobile VoIP gateway is a framework that combines unrelated sources of multimedia content, social media, location services and a customer rewards program that enables content publishers, advertisers, brand owners, mobile operators and entrepreneurs to accelerate the creation of highly personalized, interactive and compelling content services for users in the mobile community.

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DAT matches content (video, audio, photo, RSS and blog), user comments and ads from the web, social media and personal catalogs according to the interest and context of the individual mobile phone user.

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The DAT technology and proprietary software enable users to have access to “on demand” content delivery to mobile consumers through device feature phones and smart phones.

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Novel and compelling navigation interface that allows users to intuitively interact with media match-up user generated comments and ratings to share with friends across existing mobile and social networks.

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DAT facilitates rapid and flexible service orchestrated with dynamic assembly of contextual media and advertising based upon the content orientation (premium, social media, short/long form) and desired method of service monetization.

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Ensures media compatibility across devices and optimizes mobile media consumption experiences through intelligent transcoding and caching algorithms.

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DAT provides connector-based architecture that eases the integration with the content management systems, subscriber databases, ad serving networks and social networks.

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Comprehensive usage analytics reporting system which supports service monetization with partners, proactive marketing campaigns and continual refinement of the service based upon usage patterns.

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High performance and scalable solution architecture that supports mobile media services on an Internet scale.

DAT’s Mobile Advertising Service

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DAT has built its mobile advertising business model based on its belief in sharing its success with brand owners, enterprise owners, channel partners and its social network members/micro-bloggers.

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DAT’s business model for mobile advertising is underpinned by the ability to send specific multimedia messages to mobile phones of target audiences through its mobile VoIP gateway for greater reach and more effective targeting at the right place and the optimum time.

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DAT targets its mobile advertising services to enterprise owners as well as brand owners on a broad spectrum, including small business “Mom and Pop” owners, hypermarkets and multinational brand owners seeking to promote their products or services globally to all mobile phone users, including owners of converted devices for as low as $10.00 a day.

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DAT charges Enterprise and Brand Owners for distributing their messages and rebates a portion of the revenue generated in the form of free talk time credit to its social network members.  Enterprising members will have the opportunity to receive cash incentives for uploading compelling multimedia content that will drive other users to the network.

TRI incoming Chairman and Director

Upon consummation of the reverse acquisition, Mr. Aris Bernawi, will be appointed as Chairman and Director of TRI.  Mr. Bernawi, a registered chartered engineer with the Engineering Council, United Kingdom, will head the new Board and management team.  He has over 30 years experience in the government sector with the last 10 years spent with the Malaysian Communications and Multimedia Commission (“MCMC”).  He started his career with the Malaysian Ministry of Defence in 1974 and later joined the Telecommunications Department in 1977.  In 1999, he joined MCMC as their Head of Spectrum and Technology Division and was subsequently promoted to Senior Director, Resource Assignment and Management Division in 2003.

Conclusion

With more than 255 million and 616 million registered mobile phone users in the United States and China respectively; combined with ever increasing capabilities being integrated into the handset, DAT’s management team is of the opinion that the future growth of mobile advertising services could potentially dwarf the growth of PC Internet advertising of the last ten years.  The consolidation of DAT and TRI is a critical step in the growth and development of the combined companies.  The management team at TRI is confident that upon consummation of the reverse acquisition, the Company will be successful in its venture into the United States and China markets due to the amount of revenue it could generate from its mobile advertising services and savings that the Company’s mobile VoIP services will deliver to its customers.  Recurring revenues is the key to DAT’s successful business model that will help the Company to continue to perform well even during economic downturns.

This press release may contain forward-looking statements, that involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the acquisition of the majority of the DAT common stock by Trevenex Resources, Inc, the need for subsequent additional financing to implement DAT’s business plan, and the company’s ability to successfully develop and market  products and  services in China and the United States.  These statements represent the judgment of DAT and Trevenex’ management as of this date and are subject to risks and uncertainties that could materially affect the Company and the proposed acquisition of the majority interest of DAT by Trevenex Resources, Inc.  Neither Trevenex nor DAT undertakes any obligation to publicly release the result of any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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